Exhibit 11.1
Mitsui Sumitomo Insurance Group Charter on Professional Conduct
We, at the Mitsui Sumitomo Insurance Group, aspire to be a company that enjoys the trust of all members of society and inspires pride among its employees.
To this end, acting in the best interests of the insurance and financial services community, we:
•	Accept, as life’s mission, the provision of superior solutions to social concerns and risks;
•	Place top priority on fair, impartial, and ethical conduct; and
•	Constantly work to ensure adequate transparency through internal and external communication and extensive disclosure of information.
We, Mitsui Sumitomo Insurance Group, as the corporation’s social responsibility, pledge to fulfill the 7 Responsibilities below.
Responsibility to Customers
We will provide the highest quality risk solution services, with “customer satisfaction” at the foundation of all activities.
1.	Each employee will be conscious of representing the corporation, treating each customer with gratitude. Competition will be just and transparent, and each customer will be treated equitably.

2.	We will work to understand customer needs correctly and to provide the most appropriate products and services. Descriptions of insurance contract terms and important items will be provided accurately, in an easy-to-understand manner.

3.	In the event of an accident, swift, appropriate and courteous accident support will be provided with proper care and attention to the victims and all related parties.

4.	All customer information obtained for operational purposes will be placed under stringent care and will under no circumstance be used outside of the stated or permitted purposes.

5.	In the event of any circumstances with the potential for inconvenience to our customers, we will respond swiftly and sincerely, working both for early resolution and for the utilization of its learnings to prevent reoccurrence.
Responsibility to Shareholders
We will fulfill shareholder expectation through the improvement of corporate value and the appropriate return of profits.
1.	We will aim for continual improvements in performance by creating a transparent, self-checking management structure and through the efficient utilization of business resources and appropriate risk management

2.	Engage actively in IR both domestically and internationally, (by providing timely, unbiased information required in making investment decisions to shareholders and investors) establishing dialogue with shareholders and investors.

3.	We will not, under any circumstances, engage in any form of insider-trading (trading stock with knowledge of critical undisclosed information)

Responsibility to Agents
We will aim for the co-prosperity through cooperation with agents, our “critical business partners.”
1.	We will aim for the continual advancement of “customer satisfaction” cooperatively, by thoroughly ensuring compliance, fulfillment of clarification responsibilities, and stringent management of customer information.

2.	We will maintain fluid communication and think and act in unison.

3.	We will maintain a fair and sound relationship, and together respect our autonomy and independence while aiming for co-prosperity.
Responsibility to Business Partners
We will maintain a sound relationship business partners, fulfilling our respective responsibilities to society.
1.	We will treat business partners with sincerity at all times.

2.	Under no circumstance will the standing in the trade partnership be used to impose acquiescence to unjust trade activity.

3.	Cooperation and support will be provided for business partners to fulfill social responsibility, and such efforts will be valued.
Responsibility to Employees
We will provide a comfortable work environment for our employees that fosters a sense of satisfaction.
1.	Fair and just personnel decisions will be administered, respecting the individual employee’s rights, individuality and willingness to take challenges. We will focus on developing employees’ skills and providing opportunities for self-actualization.

2.	We will provide an open work environment with the freedom to share opinions, and a safe, clean and accident-free workplace. We will work towards higher quality lives for the families of our employees.

3.	We will work toward the eradication of all forms of discrimination, sexual harassment, and power harassment. In the unfortunate even of a problematic incident, swift investigation will be conducted and aid provided to the victim, while measures will be taken to prevent reoccurrence.
Responsibility to Local Communities and the International Community
We will build a hospitable relationship with regional and international society and aim for mutual growth as a working member of these societies.
1.	The cultures, customs and history of the nation and region will be respected. We will build friendly relationships through mutual understanding and contribute to the advancement of the respective nation and region.

2.	We will actively promote a broad range of volunteer activities and other social contribution work.

3.	There will be ongoing support for academic research, education, art and culture, and sports promotion.
Responsibility to the Environment
With our eyes on the future, we will work toward the recovery and preservation of the Earth’s natural environment.
1.	We will work to provide products and services which give back to the cause of tackling environmental problems.

2.	We will engage in energy saving, resource saving, waste reduction and recycling activities, thereby reducing the burden of business activities on the environment.

3.	We will engage in ongoing environmental activities, in accordance with the Mitsui Sumitomo Insurance Group Basic Environmental Policy
Our Conduct
     As a member of Mitsui Sumitomo Insurance Group, we will conduct ourselves in the following manner.
Foundation of Conduct
•	We recognize the absolute necessity of fair and just business practice for continual corporate progress and hereby agree to give utmost priority, in all circumstances, to the practice of ethical conduct.
•	There shall be no discrimination on the basis of race, nationality, gender, age, occupation, social standing, faith, or disability.
•	We pledge to build a trusting relationship with society by valuing information disclosure and fulfilling the aforementioned 7 Responsibilities.
Awareness in Daily Activities
•	No action will be taken against my conscience.
•	If the other is unsatisfied, I will first question myself.
•	Objectives will be dated, and swift action will be taken for their achievement.
•	I will manage my own time and will not forget to give consideration to others’ time.
•	I will take new challenges and value the attitude of reform.
•	I will place value in assimilating positive qualities and work to support the growth of employees who represent the next generation.
Focus on Communication
•	I will not forget to smile, greet and treat others with sincerity.
•	I will use simple, easily understandable language and text to convey my thoughts.
•	We will understand corporate policy together and share information.
•	Negative information will be reported with priority.
•	Teamwork will be valued, and we will work together to achieve the objectives of the corporation and division.
Thoroughly Ensure Compliance
•	We will observe all pertinent legislative statutes and regulations.

•	Upon discovering any non-abiding action or unethical conduct, I will have the courage to point it out and work together in correcting the situation.
•	No trade will be conducted for personal gains or for the intentional impairment of the corporation’s profit.
•	Antisocial influences and organizations will be met with an uncompromising stance, and there will be no accession to illegal or unjust acts.
When Unsure
•	If ever unsure about your path of action, the following should be used for decision-making.
•	Does it not violate existing statutes or regulations. Is it not unethical.
•	Is the decision based on sufficient information, with suitable precautions taken.
•	Have all related parties and their respective ramifications been considered.
•	Can you explain, in good conscience, this act to your friends and family.
•	Will the Mitsui Sumitomo Insurance Group’s trust or brand be compromised.
•	Will it not be an impediment to Mitsui Sumitomo Insurance Group’s ongoing growth.